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                                                                     EXHIBIT 5.1

                                  July 15, 2005


Charter Communications, Inc.
12405 Powerscourt Drive
St. Louis, Missouri 63131

        Re:     Registration Statement on Form S-1 (333-121561)

Ladies and Gentlemen:

       We have acted as counsel to Charter Communications, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on December 22, 2004, as amended by Amendment No. 1 filed with the Commission on February 7, 2005, Amendment No. 2 filed with the Commission on June 16, 2005, Amendment No. 3 filed with the Commission on July 13, 2005 and Amendment No. 4 filed with the Commission on July 15, 2005 (collectively, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") relating to the registration of (i) resales by the holders thereof of up to $862,500,000 aggregate principal amount of the Company's 5.875% Convertible Senior Notes due 2009 (the "Notes") issued by the Company pursuant to an Indenture, dated as of November 22, 2004 (the "Indenture"), between the Company and Wells Fargo Bank, N.A, as trustee and (ii) the issuance of 356,404,924 shares of the Company's Class A common stock issuable upon conversion of the Notes by the holders thereof.

        This opinion is being furnished in accordance with the requirements of
Item 16(a) of Form S-1 and Item 601(b)(5) of Regulation S-K.

        In our capacity as counsel to the Company in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the registration of the Notes. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as
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Charter Communications, Inc.
July 15, 2005
Page 2

copies. We have also assumed that (i) the Trustee has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Indenture and has complied with all legal requirements pertaining to its status as such status relates to the Trustee's right to enforce the Indenture against the Company,
(ii) the Trustee has duly authorized, executed and delivered the Indenture and
(iii) the Trustee is validly existing and in good standing in all necessary jurisdictions.

        We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

        Based on and subject to the foregoing, it is our opinion that (i) the Notes, subject to the Registration Statement becoming effective and ay applicable state securities or blue sky laws being complied with, upon issuance and delivery thereof as set forth in the Registration Statement, will be validly issued and will constitute valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity) including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of principles governing the availability of equitable remedies such as specific performance, and (ii) if the Notes are converted into shares of Class A common stock, assuming that the Notes have been converted in accordance with their terms and the terms of the Indenture and that the certificates evidencing such shares of Class A common stock are duly executed and delivered, such shares of Class A common stock issuable upon conversion of the Notes will be validly issued, fully paid and nonassessable.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K.

        This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Notes or the Class A common stock issuable upon conversion of the Notes.
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Charter Communications, Inc.
July 15, 2005
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                                            Very truly yours,



                                            IRELL & MANELLA LLP